Exhibit 5.1

Our ref      KON/780144-000006/26197684v4

Lufax Holding Ltd

陆金所控股有限公司

PO Box 309, Ugland House

Grand Cayman, KY1-1104

Cayman Islands

11 April 2023

Dear Sirs

Lufax Holding Ltd 陆金所控股有限公司

We have acted as Cayman Islands legal advisers to Lufax Holding Ltd 陆金所控股有限公司 (the “Company”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended to date relating to the offering by the Company of certain of the Company’s ordinary shares of par value US$0.00001 each (the “Shares”), including Shares represented by American depositary shares (the “ADSs”).

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.2 to the Registration Statement.

1	Documents Reviewed

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1 The certificate of incorporation of the Company dated 2 December 2014 and the certificate of incorporation on change of name of the Company dated 27 August 2015 issued by the Registrar of Companies in the Cayman Islands.

1.2 The fifth amended and restated memorandum of association and the eighth amended and restated articles of association of the Company as adopted by a special resolution passed on 30 September 2020 and effective immediately prior to the completion of the initial public offering of the Company’s ADSs representing its Shares (the “Memorandum and Articles”).

1.3 The form of the sixth amended and restated memorandum of association and the ninth amended and restated articles of association of the Company to be conditionally adopted by a special resolution of the Company and to be effective upon the consummation of the listing of the Shares on The Stock Exchange of Hong Kong Limited (the “Post-Listing Memorandum and Articles”).

1.4 The unanimous written resolutions of the board of directors of the Company passed on 1 February 2023 and the unanimous written resolutions of the board of directors of the Company passed on 31 March 2023 (together, the “Resolutions”).

1.5 The form of the minutes (“EGM Minutes”) of the general meeting of the shareholders of the Company to be held on 12 April 2023 (the “EGM”)

1.6 A certificate from a director of the Company, a copy of which is attached hereto as Annexure A (the “Director’s Certificate”).

1.7 A certificate of good standing with respect to the Company issued by the Registrar of Companies in the Cayman Islands dated 29 March 2023 (the “Certificate of Good Standing”).

1.8 The Registration Statement.

2	Assumptions

The following opinions are given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion letter. These opinions only relate to the laws of the Cayman Islands which are in force on the date of this opinion letter. In giving these opinions we have relied (without further verification) upon the completeness and accuracy, as of the date of this opinion letter, of the Director’s Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 Copies of documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

2.2 All signatures, initials and seals are genuine.

2.3 The EGM Minutes will be a true and correct record of the proceedings of the EGM, which will be duly convened and held, and at which a quorum will be present throughout, in each case, in the manner prescribed in the Memorandum and Articles. The resolutions set out in the EGM Minutes will be duly passed in the manner prescribed in the Memorandum and Articles and will not be amended, varied or revoked in any respect.

2.4 There is nothing under any law (other than the law of the Cayman Islands), which would or might affect the opinions set out below.

3	Opinion

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar of Companies under the laws of the Cayman Islands.

3.2 The authorised share capital of the Company is US$100,000 divided into 10,000,000,000 ordinary shares of par value US$0.00001 each.

3.3 The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement are accurate in so far as such statements are summaries of or relate to Cayman Islands law, and such statements constitute our opinion.

4	Qualifications

In this opinion the phrase “non-assessable” means, with respect to the Shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, and in absence of a contractual arrangement, or an obligation pursuant to the memorandum and articles of association, to the contrary, be liable for additional assessments or calls on the Shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions, which are the subject of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Enforceability of Civil Liabilities”, “Taxation” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Annexure A

Director’s Certificate

Director’s Certificate

11 April 2023

To:	Maples and Calder (Hong Kong) LLP 26th Floor, Central Plaza 18 Harbour Road Wanchai, Hong Kong

Dear Sirs

Lufax Holding Ltd 陆金所控股有限公司 (the “Company”)

I, the undersigned, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1	The Memorandum and Articles remain in full force and effect and, except as to be amended by the EGM Minutes conditionally adopting the Post-Listing Memorandum and Articles, are otherwise unamended.

2

The Resolutions were duly passed in the manner prescribed in the Memorandum and Articles (including, without limitation, with respect to the disclosure of interests (if any) by directors of the Company) and have not been amended, varied or revoked in any respect.

3	The authorised share capital of the Company is US$100,000 divided into 10,000,000,000 ordinary shares of par value US$0.00001 each.

4

The shareholders of the Company have not restricted or limited the powers of the directors in any way and there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Shares or otherwise performing its obligations under the Registration Statement.

5

The minute book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the shareholders and directors (or any committee thereof) (duly convened and held in accordance with Memorandum and Articles) and all resolutions passed at the meetings, or passed by written consent as the case may be.

6	The directors of the Company at the date of the Resolutions and as at the date of this certificate were and are as follows:

Gregory Dean Gibb

Cho Yong Suk

Li Weidong

Zhang Xudong

Guangheng Ji

Yang Rusheng

Li Xianglin

Xin Fu

Yuqiang Huang

7

Each director considers the transactions contemplated by the Registration Statement to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company in relation to the transactions which are the subject of the Opinion.

8

To the best of my knowledge and belief, having made due inquiry, the Company is not the subject of legal, arbitral, administrative or other proceedings in any jurisdiction and neither the directors nor Shareholders have taken any steps to have the Company struck off or placed in liquidation. Further, no steps have been taken to wind up the Company or to appoint restructuring officers or interim restructuring officers, and no receiver has been appointed in relation to any of the Company’s property or assets.

9	The Company is not subject to the requirements of Part XVIIA of the Companies Act (As Revised) of the Cayman Islands.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

[signature page follows]

Signature:	/s/ Gregory Dean Gibb
Name:	Gregory Dean Gibb
Title:	Director